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                                                                    Exhibit 21.1
                     List of Subsidiaries of the Company (1)


Alfombras San Luis S.A. (Argentina)                                      Lear Automotive Electronics and Electrical Products
Asia Pacific Components Co., Ltd. (Thailand) (92%)                         (Shanghai) Co. Ltd. (China)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)              Lear Automotive France, SAS (France)
Beijing Lear Dymos Automotive Seating and Interior Co., Ltd.             Lear Automotive India Private Limited (India)
  (China) (40%)                                                          Lear Automotive Manufacturing, L.L.C. (Delaware)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)       Lear Automotive Morocco SAS (Morocco)
  (55%)                                                                  Lear Automotive Services (Netherlands) B.V. (Netherlands)
CL Automotive, LLC (Michigan) (49%)                                      Lear Brits (SA) (Pty.) Ltd. (South Africa)
Consorcio Industrial Mexicanos de Autopartes, S. de R.L. de C.V.         Lear Canada (Canada)
  (Mexico)                                                               Lear Canada Investments Ltd. (Canada)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)                                Lear Canada (Sweden) ULC (Canada)
General Seating of Canada, Ltd. (Canada) (50%)                           Lear Car Seating do Brasil Industria e Comercio de
General Seating of Thailand Corp. Ltd. (Thailand) (50%)                    Interiores Automotivos Ltda. (Brazil)
GHW Engineering GmbH (Germany)                                           Lear Changan (Chongqing) Automotive System Co. Ltd. (China)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)                (55%)
Grote & Hartmann de Mexico S.A. de C.V. (Mexico)                         Lear Corporation Asientos, S.L. (Spain)
Grote & Hartmann South Africa (Pty.) Ltd. (South Africa)                 Lear Corporation Austria GmbH (Austria)
Hanil Lear India Private Limited (India) (50%)                           Lear Corporation Belgium CVA (Belgium)
Honduras Electrical Distribution Systems S. de R.L. de C.V.              Lear Corporation Beteiligungs GmbH (Germany)
  (Honduras) (60%)                                                       Lear Corporation Canada, Ltd. (Canada)
IACG s.r.o. (Czech Republic) (33.56%)                                    Lear Corporation Changchun Automotive Interior Systems Co.,
Industrias Cousin Freres, S.L. (Spain) (49.99%)                            Ltd. (China)
Industrias Lear de Argentina SrL (Argentina)                             Lear Corporation China Ltd. (Mauritius)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)              Lear Corporation EEDS and Interiors (Delaware)
International Automotive Components Group BVBA (Belgium)                 Lear Corporation Electrical and Electronics (Michigan)
  (33.56%)                                                               Lear Corporation Electrical and Electronics s.r.o.
International Automotive Components Group BV (Netherlands)                 (Czech Republic)
  (33.56%)                                                               Lear Corporation France SAS (France)
International Automotive Components Group GmbH (Germany)                 Lear Corporation (Germany) Ltd. (Delaware)
  (33.56%)                                                               Lear Corporation Global Development, Inc. (Delaware)
International Automotive Components Group Limited (UK) (33.56%)          Lear Corporation GmbH (Germany)
International Automotive Components Group, LLC (Delaware)                Lear Corporation Holdings Spain S.L. (Spain)
  (33.56%)                                                               Lear Corporation Honduras, S. de R.L. (Honduras)
International Automotive Components Group S.a.r.L. (Luxembourg)          Lear Corporation Hungary Automotive Manufacturing Kft.
  (33.56%)                                                                 (Hungary)
International Automotive Components Group Skara AB (Sweden)              Lear Corporation Interior Components (Pty.) Ltd. (South
  (33.56%)                                                                 Africa)
International Automotive Components Group (Slovakia) s.r.o. (Slovak      Lear Corporation Italia S.r.l. (Italy)
  Republic) (33.56%)                                                     Lear Corporation Japan K.K. (Japan)
International Automotive Components Group SL (Spain) (33.56%)            Lear Corporation (Mauritius) Limited (Mauritius)
International Automotive Components Group Sp. z o.o. (Poland)            Lear Corporation Mendon (Delaware)
  (33.56%)                                                               Lear Corporation Mexico, S. de R.L. de C.V. (Mexico)
International Automotive Components Group SRO (Czech Republic)           Lear Corporation (Nottingham) Limited (UK)
  (33.56%)                                                               Lear Corporation Pension Scheme Trustees Limited (UK)
International Automotive Components Group s.r.o. Slovak Branch           Lear Corporation Poland II Sp. z o.o. (Poland)
  (Czech Republic) (33.56%)                                              Lear Corporation Poland Sp. z o.o. (Poland)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)           Lear Corporation Portugal -- Componentes Para Automoveis,
John Cotton Plastics Limited (UK)                                          S.A. (Portugal)
Lear #50 Holdings, L.L.C. (Delaware)                                     Lear Corporation Romania S.r.L. (Romania)
Lear Argentine Holdings Corporation #2 (Delaware)                        Lear Corporation Seating France Feignies SAS (France)
Lear ASC Corporation (Delaware)                                          Lear Corporation Seating France Lagny SAS (France)
Lear Asian OEM Technologies, L.L.C. (Delaware)                           Lear Corporation Seating France SAS (France)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)              Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Lear Automotive Dearborn, Inc. (Delaware)                                Lear Corporation (Shanghai) Limited (China)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)                  Lear Corporation Silao S de R.L. de C.V. (Mexico)
Lear Automotive EEDS Honduras, S.A. (Honduras)
Lear Automotive (EEDS) Spain S.L. (Spain)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)

Lear Corporation Spain S.L. (Spain)                                 Lear West European Operations GmbH (Luxembourg)
Lear Corporation (SSD) Ltd. (UK)                                    Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)
Lear Corporation Sweden AB (Sweden)                                 Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)
Lear Corporation UK Holdings Limited (UK)                           Mawlaw 569 Limited (UK)
Lear Corporation UK Interior Systems Limited (UK)                   Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd.
Lear Corporation (UK) Limited (UK)                                    (China)(50%)
Lear Corporation Ukraine Limited Liability Company (Ukraine)        OOO Lear (Russia)
Lear Corporation Verwaltungs GmbH (Germany)                         Pendulum, LLC (Alabama)
Lear de Venezuela C.A. (Venezuela)                                  Renosol Seating, LLC (Michigan) (49%)
Lear do Brasil Industria e Comercio de Interiores Automotivos       Renosol Seating Properties, LLC (Alabama) (49%)
  Ltda. (Brazil)                                                    Renosol Systems, LLC (Michigan) (49%)
Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)            Reyes Automotive Group, LLC (Texas) (49%)
Lear East European Operations GmbH (Luxembourg)                     RL Holdings, LLC (Michigan) (49%)
Lear East European Operations, Luxembourg, Swiss Branch,            Shanghai Lear Automobile Interior Trim Co., Ltd. (China)(55%)
  Kusnacht (Luxembourg)                                             Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear EEDS Holdings, L.L.C. (Delaware)                               Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)      Shanghai Songjiang Lear Automotive Carpet & Accoustics Co. Ltd.
Lear European Holding S.L. (Spain)                                    (China) (50%)
Lear European Operations Corporation (Delaware)                     Shenyang Lear Automotive Seating and Interior Systems Co., Ltd.
Lear Financial Services (Luxembourg) GmbH (Luxembourg)                (China) (60%)
Lear Financial Services (Netherlands) B.V. (Netherlands)            Societe Offransvillaise de Technologie SAS (France)
Lear Furukawa Corporation (Delaware) (80%)                          Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Holdings (Hungary) Kft. (Hungary)                              Tacle Seating UK Limited (UK) (51%)
Lear Holdings, L.L.C. (Delaware)                                    TACLE Seating USA, LLC (49%)
Lear Holdings, S. de R.L. de C.V. (Mexico)                          Total Interior Systems -- America, LLC (Indiana) (39%)
Lear Investments Company, L.L.C. (Delaware)                         TS Hi-Tech Seat Sdn. Bhd. (Malaysia) (46.15%)
Lear Korea Yuhan Hoesa (Korea)                                      UPM S.r.L. (Italy) (39%)
Lear-Kyungshin Sales and Engineering LLC (Delaware) (60%)           Wuhan Lear-DFM Auto Electric Company, Limited (China)(75%)
Lear (Luxembourg) GmbH (Luxembourg)                                 Wuhan Lear-Yunhe Automotive Interior System Co., Ltd.
Lear Mexicana, S. de R.L. de C.V. (Mexico)                            (China) (50%)
Lear Mexican Holdings Corporation (Delaware)
Lear Mexican Holdings, L.L.C. (Delaware)
Lear Mexican Seating Corporation (Delaware)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear North Atlantic Operations Corporation (Delaware)
Lear North European Operations GmbH (Luxembourg)
Lear Offranville SARL (France)
Lear Operations Corporation (Delaware)
Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Seating Holdings Corp. # 50 (Delaware)
Lear Seating (Thailand) Corp. Ltd. (Thailand) (97.88%)
Lear Sewing (Pty.) Ltd. (South Africa)
Lear Shanghai Automotive Metals Co. Ltd. (China)
Lear Shurlok Electronics (Proprietary) Limited (South Africa)
  (51%)
Lear South Africa Limited (Cayman Islands)
Lear South American Holdings Corporation (Delaware)
Lear Trim L.P. (Delaware)
Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear UK Acquisition Limited (UK)
Lear UK ISM Limited (UK)

        (1)  All subsidiaries are wholly owned unless otherwise indicated.